Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SILVER STAR CAPITAL HOLDINGS, INC.
(Name of Small Business Issuer in Its Charter)

Florida	7011	04-3690402
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

2731 Silver Star Road
Suite 200
Orlando, Florida 32808-3935
(407) 522-7201
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Cliffe R. Bodden
President and Chief Executive Officer
2731 Silver Star Road
Suite 200
Orlando, Florida 32808-3935
(407) 522-7201
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications to:

Howard A. Speigel, Esq.
1133 Louisiana Avenue
Suite 214
Winter Park, Florida  32789
Telephone: (407) 647-5700     Fax: (407) 647-8272

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [   ]

Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum
	Amount to	Offering	Aggregate	Amount of
	Be	Price	Offering	Registration
Title of Securities to be Registered	Registered	Per Share (1)	Price(1)	Fee(2)

Common Stock	4,000,000	$$1.50	$6,000,000	$184.20
Total			$6,000,000	$184.20

(1)	Estimated solely for the purpose of calculating the amount of registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

DATED: ________________, 2007

The securities may not be sold pursuant to this prospectus until this Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,  DATED: ________________, 2007

PROSPECTUS

SILVER STAR CAPITAL HOLDINGS, INC.

4,000,000 SHARES

This prospectus relates to the offer of up to 4,000,000 shares of our Common Stock (the “Shares”), par value $0.001, for $1.50 per Share (the “Offering Price”). The Offering Price of the Shares bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price or value of the securities offered in this offering. The offering will remain open until ____________, 2008, unless the maximum proceeds are received earlier or we decide to stop selling our securities. There is no required minimum number of Shares to be sold.

The offering is being made directly by us through our directors and officers who will not receive any compensation for such sales.

Price Table		Total proceeds before expenses assuming the sale of
	Per Share	1,000,000 Shares 25%	2,000,000 Shares 50%	4,000,000 Shares 100%

Public Offering Price	$1.50	$1,500,000	$3,000,000	$6,000,000

This investment involves a high degree of risk and substantial dilution. You should purchase units only if you can afford a complete loss of your investment. We strongly urge you to read the entire prospectus. YOU SHOULD CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" FOR A DESCRIPTION OF SOME OF THE SIGNIFICANT RISKS INVOLVED IN OUR BUSINESS AND IN PURCHASING OUR SECURITIES BEFORE MAKING ANY INVESTMENT DECISIONS. No escrow or trust account will be established. Your funds are to be paid directly to us. At the time of subscribing, you will not be able to know how many shares other investors will purchase.

The information in this prospectus is not complete and may be changed. We are not permitted to sell the Shares until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state in which the offer or solicitation is not permitted.

Brokers or dealers effecting transactions in the securities being offered pursuant to this prospectus should confirm that the securities are registered under applicable state law or that an exemption from registration is available.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                                                , 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY
Our Company
The Offering
Summary Financial Data
RISK FACTORS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DETERMINATION OF OFFERING PRICE
DILUTION
CAPITALIZATION
BUSINESS
Our Company
Plan of Operation
Employees
Properties
Competition
Competitive Advantages
Our Growth Strategy
Marketing and Distribution Methods of our Products/Services
Public Announcement of New Products/Services
Sources and Availability of Raw Materials and the Names of Principal Suppliers
Dependence on Major Customers
Intellectual Property
Government Regulation
Research and Development
Legal Proceedings
Other Corporate Information
MANAGEMENT
Executive Compensation
Employment Agreements
INDEMNIFICATION OF DIRECTORS AND OFFICERS
PRINCIPAL SHAREHOLDERS
CERTAIN TRANSACTIONS
DESCRIPTION OF CAPITAL STOCK
Lack of Trading Market for Securities
Penny Stock Status
PLAN OF DISTRIBUTION
TRANSFER AGENT
SHARES ELIGIBLE FOR FUTURE SALE
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
PART II
Item 24.                 Indemnification of Officers and Directors
Item 25.                 Other Expenses of Issuance and Distribution
Item 26.                 Recent Sales of Unregistered Securities
Item 27.                 Exhibits
Item 28.                 Undertakings
SIGNATURES
INDEX TO AUDITED FINANCIAL STATEMENTS
INDEX TO UNAUDITED FINANCIAL STATEMENTS

PROSPECTUS SUMMARY

In this Prospectus, “Silver Star Capital,” “Company,” “we,” “our,” and “us” refer to Silver Star Capital Holdings, Inc.  “You” refers to the reader of this Prospectus.  This summary highlights the information contained elsewhere in this Prospectus.  Because this is only a summary, it does not contain all of the information that may be important to you.  For a more complete understanding of this Offering, we encourage you to read this entire Prospectus and the documents to which we refer you. You should read the following Prospectus together with the more detailed information and financial statements and the notes to those statements appearing elsewhere in this Prospectus.

Our Company

Organization

The Company was organized pursuant to the laws of the State of Florida on May 17, 2002, under the name “PokerBook Gaming Corporation” with an authorized capital of 100,000,000 shares of common stock of a par value of $0.001 per share.  The Company was formed for the primary purpose of engaging in the development and distribution of a portfolio of Internet gaming software.

On October 13, 2006, we abandoned our Internet software interests as part of a planned restructuring of the Company to enable us to re-commence business operations as may be determined by our Board of Directors, and to place us in a better position to raise funding for any such determined operations or to create a capital structure that would allow us to acquire an ongoing business that would be beneficial to our stockholders.

Effective March 9, 2007, we decreased our authorized capital from 100,000,000 to 50,000,000 shares of $0.001 common stock; and we changed our corporate name to “Silver Star Capital Holdings, Inc.”

On May 2, 2007, we effected a reverse split of our 64,948,300 outstanding shares of common stock on a basis of one share for fifty shares, while retaining our authorized capital, common stock and par value, with appropriate adjustments in our capital accounts. All computations in this prospectus take into account this reverse split.

General Business History

We were originally organized for the primary purpose of engaging in the development and distribution of a portfolio of Internet gaming software.

The Company’s common stock began trading on the National Quotation Bureau’s “Pink Sheets” in June 2004 under the symbol “POKG.”

During the period June 2005 to October 2006 the Company was inactive and carried on no material business operations.

On October 13, 2006, the Company abandoned its Internet software interests and reorganized itself into a hospitality company pursuant to plan of quasi-reorganization approved and authorized by the Board of Directors.

In May 2007, the Company’s trading symbol changed from “POKG” to “SSTA.”  In addition, we completed a quasi reorganization, pursuant to ARB 43, unanimously approved by our Board of Directors after reaching a settlement agreement with all of our significant creditors and by the revaluation of all of our assets and liabilities to their current values through a current charge to earnings and the elimination of any deficit in retained earnings by charging paid-in capital.  The effect of these procedures was to eliminate our additional paid in capital account and to restate our retained earnings (accumulated deficit) to ($1,109).   The effective completion date of our quasi reorganization was May 1, 2007.

Our Current Business

Our current business plan involves the acquisition of businesses that own, operate, develop and redevelop boutique hotel properties in select resort markets in Central America and the Caribbean. We seek to accumulate a portfolio of boutique hotels under our “Beach House” concept, offering luxurious accommodations with a broad range of amenities, tailored to the specific tastes, preferences and passions of specialized segments of the leisure travel market.

Our “Beach House” concept of “Opulent Informality” is designed to create the perfect care-free playground for uninhibited spirits in search of the freedom to have world-class fun.
Unlike traditional brand-managed or franchised hotels, boutique hotels provide their guests with what we believe is a distinctive lodging experience. Each of our hotels will have a personality specifically tailored to reflect the local market environment and feature modern, sophisticated design and highly personalized service. Our primary business objective is the worldwide development of the “Beach House” brand of all-inclusive, luxury boutique hotels.

We believe the combination of lodging and social experiences, and association with our brand, will drive occupancy levels and pricing power in the markets in which we will operate. We expect, through wholly-owned subsidiaries, to own, acquire, redevelop and develop new hotel properties that are consistent with our “Beach House” concept in select resort markets in Central America, the Caribbean and elsewhere.

Our principal offices are located at 2731 Silver Star Road, Suite 200, Orlando, Florida 32808-3935, telephone: (407) 522-7201, facsimile: (407) 295-0421. Our address on the World Wide Web is www.silverstarcapitalholdings.com. The information on the web site is not and should not be considered part of this document and is not incorporated into this prospectus by reference. This web address is only intended to be inactive textual references.

The Offering

Securities offered by us:	Up to 4,000,000 shares of Common Stock, par value $0.001
Price:	$1.50 per Share
Common Stock outstanding prior to Registration Statement:	11,298,982
Common Stock outstanding after the Offering:	12,298,982 if 25% of the Offering is Sold
13,298,982 if 50% of the Offering is Sold
15,298,982 if 100% of the Offering is Sold
Terms:	No minimum amount required to be sold before we use the Offering proceeds.
Use of Proceeds:
Offering proceeds will be used to acquire, develop and redevelop boutique hotels in select resort markets in Central America and the Caribbean; consulting and professional services and working capital.

Unless otherwise specifically stated, information throughout this prospectus assumes: 4,000,000 Shares will be sold.

Summary Financial Data

The following summary financial data should be read in conjunction with our financial statements, including notes, and other financial information included elsewhere in this prospectus.

The following table sets forth our selected financial data for the Fiscal Years ending June 30, 2007; June 30, 2006; and as at the Fiscal Quarter ended September 30, 2007.

	1Q 2008		FYE 2007		FYE 2006
Statement of Operations Data:
Net revenues	$	----	$	----	$	----
General and administrative expenses		18,230		159		46,099
Discontinued operations loss from abandonment of assets		----		(104,000)		----
Net loss		$(18,230)		$(104,159)		$(46,099)
Cash Flow Data:
Cash used in operating activities	$	----		$231		$396
Balance Sheet Data:
Current Assets		$665		$665		$434
Total Assets		$665		$665		$104,434
Current Liabilities		$8,705		$475		$5,467
Common stock and paid-in capital		$11,299		$1,299		$212,091
Accumulated deficit (since quasi-reorganization May 1, 2007)		$(19,339)		$(1,109)		$(113,124)
Total stockholders’ deficit		$(8,040)		$190		$98,967
Total liabilities and stockholders’ equity		$665		$665		$104,434

RISK FACTORS

Please carefully consider these risks. Our securities should only be considered for purchase if you can afford the risk of losing your entire investment. Prior to purchasing our securities, prospective investors should carefully consider the following risk factors:

We have no operating history as a holding company.

The Company has been recently reorganized as a holding company and currently has no operating subsidiaries. Accordingly, we have no operating history on which to base an evaluation of our business and prospects. The Company’s prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  There can be no assurance that the Company will be successful in addressing the risks it may encounter, and its failure to do so could have a material adverse effect on the Company’s business, prospects, financial condition and results of operation.

We are a holding company with no operations.

We are a holding company and it is anticipated that the conduct all of our operations will be through one or more subsidiary companies. We intend to use the projected net proceeds of this Offering; approximately 93%, for the acquisition of operating subsidiary businesses involved in the ownership, operation or development of boutique hotel properties. Currently, we do not have any independent operations. As a result we will rely on future dividends and other payments or distributions from our subsidiaries to pay dividends on our common stock. We will also rely on future dividends and other payments or distributions from our subsidiaries to meet our operating expenses and other obligations. The ability of our subsidiaries to pay dividends or make other payments or distributions to us will depend on the subsidiaries’ operating results.

In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our subsidiaries will be able to satisfy the claims of our stockholders only after all of our and our subsidiaries' liabilities and obligations have been paid in full.

The Lack of Assurance that the Company will be able to meet its Future Capital Requirements.

We currently have no source of operating cash flow to fund future projects or corporate overhead. We have limited financial resources, and there is no assurance that additional funding will be available.  Our ability to continue to operate will be dependent upon our ability to raise significant additional funds in the future.

We may not be able to successfully compete for hotel properties.

We may not be successful in identifying or completing acquisitions that are consistent with our strategy. We will compete with owner-operators of hotels and others who are engaged in real estate investment activities for the acquisition of hotels in Central America and the Caribbean, which may or may not have similar investment objectives as we do. In addition, competition for suitable investment properties may increase in the future. Some competitors may have substantially greater financial resources than we do and, as such, will be able to accept more risk than we can prudently manage. These competitors may limit the number of suitable investment opportunities for us by driving up the price we must pay for real property or other assets we seek to acquire. In addition, our potential acquisition targets may find our competitors to be more attractive suitors because they may have greater resources, be willing to pay more, have a more compatible operating philosophy, or better relationships with hotel franchisors, seller or lenders.

Even if we are able to successfully identify and acquire other hotel properties, acquisitions may not yield the returns we expect and, if financed using our equity capital, may be dilutive. We also may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete. We may underestimate the costs necessary to bring an acquired property up to the standards established for its intended market position or the costs to integrate an acquired hotel property with our existing operations. Significant costs of acquisitions could materially impact our operating results, including costs of uncompleted acquisitions as they would generally be expensed in the time period during which they are incurred.

Our strategy to acquire and develop or redevelop hotels creates timing, financing, operational and other risks that may adversely affect our business and operations.

We intend to acquire and develop or redevelop hotel properties as suitable opportunities arise. The acquisition, development and redevelopment of hotel properties involve a number of risks. We cannot assure you that any development or redevelopment project will be completed on time or within budget. Our inability to complete a project on time or within budget may adversely affect our operating results and financial performance.

Acquisitions, development or redevelopment of hotel properties will require significant capital expenditures. We will not be able to fund acquisitions from cash provided from our operating activities. Consequently, we will rely upon the availability of debt or equity capital to fund hotel acquisitions and development or redevelopment. Our ability to grow through acquisitions, development or redevelopment of hotels will be limited if we cannot obtain satisfactory debt or equity financing, which will depend on, among other things, market conditions. Neither our charter nor our bylaws limits the amount of debt that we can incur. However, we cannot assure you that we will be able to obtain additional equity or debt financing or that we will be able to obtain such financing on favorable terms.

Our management has limited experience managing a public company.

The members of our management team have limited experience managing a publicly owned company. We continue to develop control systems and procedures adequate to support a public company and this transition could place a significant strain on our management systems, infrastructure, overhead and other resources. Given our recent quasi-reorganization and our management's experience, you will be unable to fully evaluate our management's public company abilities.

We depend on our key personnel for the future success of our business and the loss of one or more of our key personnel could have an adverse effect on our ability to manage our business and implement our growth strategies, or could be negatively perceived in the capital markets.

Our future success and our ability to manage future growth depend, in large part, upon the efforts and service of our senior management team who has substantial business and financial experience. The departure of either of them could have a material adverse effect on our business and operations. It could be difficult for us to find replacements for our key personnel, as competition for such personnel is intense. The loss of services of one or more members of our senior management team could have an adverse effect on our ability to manage our business and implement our growth strategies. Further, such a loss could be negatively perceived in the capital markets, which could reduce the future market value of our securities.

Boutique hotels are a highly competitive segment of the hospitality industry, which is generally subject to greater volatility than other segments of the industry. As a result, if we are unable to compete effectively or an economic slowdown occurs, our business prospects and operations will be adversely affected by declines in our average daily room rates or occupancy.

We will compete in the boutique hotel segment of the hospitality industry. This segment is highly competitive, is closely linked to economic conditions and is more susceptible to changes in economic conditions than other segments of the hospitality industry. The boutique hotel segment's sensitivity to economic conditions is likely to persist for the foreseeable future. Competition within the boutique hotel segment is also likely to increase in the future. Economic downturns will, among other things, lead to a decrease in our revenues and intense competition may lead to an inability of our hotels to capture market share, and as a result, our business prospects and operations may be adversely affected.

Competitive factors in the hospitality industry include name recognition, quality of service, convenience of location, quality of the property, pricing, and range and quality of food services and amenities offered. Market perception that we do not provide innovative property concepts could adversely affect our ability to compete effectively. If we are unable to compete effectively, we may not be able to capture market share, which could adversely affect our business prospects and operations.

Our properties will be located in areas where there are numerous competitors, many of whom have substantially greater resources than us. In addition, new hotels may be constructed in the areas in which our properties will be located, possibly without corresponding increases in demand for hotel rooms. New or existing competitors could offer significantly lower rates or more convenient locations, services or amenities or significantly expand, improve or introduce new service offerings in markets in which our hotels will compete, thereby posing a greater competitive threat than is presently anticipated. The resulting lower than expected revenues to us could adversely affect our business prospects and operations.

The performance of the hospitality industry, and the boutique hotel segment in particular, has traditionally been closely linked with the general economy. Furthermore, the boutique hotel segment is more susceptible to changes in economic conditions than other segments of the hospitality industry. In an economic downturn, boutique hotels such as we plan to develop may be more susceptible to a decrease in revenues, as compared to hotels in other segments that have lower room rates. This characteristic may result from the fact that our hotels will generally target high-end leisure travelers. In periods of economic difficulties, high-end leisure travelers may seek to reduce travel costs by limiting travel or otherwise generally reducing the costs of their trips. In periods of weak demand, profitability is negatively affected by the relatively high fixed costs of operating hotels such as ours, when compared to other classes of hotels. If an economic slowdown occurs, this could result in declines in average daily room rates or occupancy or both and thereby have a material adverse effect on our business prospects and operations.

Our hotels are expected to be geographically concentrated in Central America and the Caribbean and, accordingly, we could be disproportionately harmed by an economic downturn in these regions or a disaster, such as a terrorist attack and natural disasters.

By concentrating development of or hotels in Central America and the Caribbean we are exposed to greater risk to regional economic, business and other conditions than more geographically diversified hotel companies. Like other hotel markets, Central America and the Caribbean have experienced economic slowdowns in the past, including in the late 1980s, early 1990s and the most recent slowdown, which began in October 2000 and was exacerbated by the terrorist attacks of September 11, 2001. A decline in the hotel market in which we will operate, in particular, due to a downturn in regional or local economic or business conditions or another terrorist attack or similar disaster would adversely affect occupancy rates and financial performance of our hotels and our overall results of operations.

In addition, certain of our hotels are planned for development in markets that are more susceptible to natural disasters than others, which could adversely affect those hotels, the local economies, or both. Specifically, Central America and the Caribbean are susceptible to hurricanes. A variety of factors affecting the local markets, in which our hotels will operate, including such natural disasters, could have a material adverse affect on our business prospects and operations.

The threat of terrorism has adversely affected the hospitality industry generally and these adverse effects may continue or worsen.

The threat of terrorism has caused, and may in the future cause, a significant decrease in hotel occupancy and average daily room rates due to disruptions in business and leisure travel patterns and concerns about travel safety. The possibility of future attacks may hamper business and leisure travel patterns and, accordingly, the performance of our business and our operations.

We are exposed to the risks of a global market which could hinder our ability to develop, maintain and expand our international operations.

Our plans involve the development of hotel properties in Central America and the Caribbean and have no plans to develop properties in the United States.  The success and profitability of any future international operations are subject to numerous risks and uncertainties, many of which are outside of our control, such as:

·        political or economic instability;
·        changes in governmental regulation;
·        trade restrictions;
·        difficulties and cost of staffing and managing operations in certain foreign countries;
·        work stoppage or other changes in labor conditions;
·        taxes;
·        foreign exchange fluctuations;
·        payment terms; and
·        seasonal reductions in tourism in some parts of the world.

Furthermore, changes in policies and/or laws of the United States or foreign governments resulting in, among other things, higher taxation, currency conversion limitations or the expropriation of private enterprises could reduce the anticipated benefits of our international operations. Any actions by countries in which we conduct business to reverse policies that encourage foreign trade could adversely affect our business relationships and gross profit.

Establishing operations in any foreign country or region presents risks such as those described above, as well as risks specific to the particular country or region. We may not be able to develop, maintain and expand our international operations successfully, and as a result, our business operations and prospects could be adversely affected.

The hotel business is capital intensive; developmental expenses, financing the rising cost of capital improvements and increasing operating expenses could reduce our cash flow and could adversely affect our financial performance.

We plan to develop or acquire hotel properties and once developed or acquired, these hotel properties will have an ongoing need for renovations and other capital improvements to remain competitive, including replacement, from time to time, of furniture, fixtures and equipment. To compete effectively, we will need to make capital expenditures to maintain our innovative property concepts and designs. In addition, we will need to make capital expenditures to comply with applicable laws and regulations.

If we are unable to raise an adequate amount of financing, these properties may not be redeveloped, or may take longer than anticipated to redevelop, or our redevelopment plans may be down-scaled.  In addition, we may not be able to fund capital improvements on our properties, once developed, redeveloped or acquired, solely from cash provided from our operating activities. If not, we will need to rely upon the availability of debt or equity capital.

In addition, any future renovations and other capital improvements to our hotels may be expensive and may require us to close all or a portion of the hotels to customers during such renovations, affecting occupancy and average daily rate (ADR). These capital improvements may give rise to the following additional risks, among others:

·        construction cost overruns and delays;
·        uncertainties as to market demand or a loss of market demand after capital improvements have begun;
·        disruption in service and room availability causing reduced demand, occupancy and rates; and
·        possible environmental problems.

As a result, capital improvement projects may increase our expenses and reduce our cash flows and our revenues. If capital expenditures exceed our expectations, this excess would have an adverse effect on our available cash.

We will have high fixed costs, including property taxes and insurance costs, which we may be unable to adjust in a timely manner in response to a reduction in revenues. In addition, our property taxes have increased in recent years and we expect those increases to continue.

The costs associated with owning and operating hotels are significant, some of which may not be altered in a timely manner in response to changes in demand for services, and failure to adjust our expenses may adversely affect our business and operations.

Property taxes and insurance costs are anticipated to be a significant part of our operating expenses. Our real property taxes may increase as property tax rates change and as the values of properties are assessed and reassessed by taxing authorities. Our real estate taxes will not depend on our revenues, and generally we may not be able to reduce them other than by disposing of our real estate assets.

Insurance premiums for the hospitality industry have increased significantly since 2002, and continued escalation may result in our inability to obtain adequate insurance at acceptable premium rates. A continuation of this trend would appreciably increase the anticipated operating expenses of hotels. If we do not obtain adequate insurance, to the extent that any of the events not covered by an insurance policy materialize, our financial condition may be materially adversely affected.

Our properties may be subject to increases in real estate and other tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses, which could reduce our cash flow and adversely affect our financial performance. If our revenues decline and we are unable to reduce our expenses in a timely manner, our results of operations could be adversely affected.

Risks Related to the Hospitality Industry:

In addition to the risks enumerated above, a number of factors, many of which are common to the hospitality industry and beyond our control, could affect our business, including the following:

·
increased threat of terrorism, terrorist events, airline strikes, natural disasters or other factors that may affect travel patterns and reduce the number of leisure travelers and tourists and other factors that may not be offset by increased room rates;

·	increased competition from other hotels in our target markets;
·	new hotel supply in our target markets, which could harm our occupancy levels and revenue that are dependent on leisure travel and tourism;
·
increases in operating costs due to inflation, labor costs (including the impact of unionization), workers' compensation and health-care related costs, utility costs, insurance and unanticipated costs such as acts of nature and their consequences and other factors that may not be offset by increased room rates;

·	changes in interest rates and in the availability, cost and terms of debt financing;
·	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
·
adverse effects of international market conditions, which may diminish the desire for high-end leisure travel, as well as national, regional and local economic and market conditions where our hotels will operate and where our potential customers live; and

·	adverse effects of a downturn in the hospitality industry.

These factors could harm our financial condition and results of operations.

Seasonal variations in revenue at our hotels can be expected to cause quarterly fluctuations in our revenues.

The hospitality industry is seasonal in nature. This seasonality can be expected to cause quarterly fluctuations in our revenues. Our revenue will generally highest in the second and fourth quarters. Our quarterly earnings may also be adversely affected by factors outside our control, including weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowings in certain quarters in order to offset these fluctuations in revenues.

The hospitality industry is heavily regulated, including with respect to food and alcohol sales, employee relations, construction and taxation. Failure to comply with regulatory requirements may result in an adverse effect on our business.

Our failure to comply with regulatory requirements may result in an adverse effect on our business. Our properties may be subject to numerous laws, including those relating to the preparation and sale of food and beverages, including alcohol. We may also be subject to laws governing our relationship with our employees in such areas as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits.

The illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more of our properties in response to changing economic, financial and investment conditions is limited. We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property.

In addition, hotel properties may not readily be converted to alternative uses if they were to become unprofitable due to competition, age of improvements, decreased demand or other factors. The conversion of a hotel to alternative uses would also generally require substantial capital expenditures.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We may not have funds available to correct those defects or to make those improvements and as a result our ability to sell the property would be limited. In acquiring a hotel, we may agree to lock-out provisions that materially restrict us from selling that hotel for a period of time or impose other restrictions on us. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could significantly harm our financial condition and results of operations.

Uninsured and underinsured losses could adversely affect our financial condition and results of operations.

We will be responsible for insuring our hotel properties as well as for obtaining the appropriate insurance coverage to reasonably protect our interests in the ordinary course of business. There are certain types of losses, generally of a catastrophic nature, such as earthquakes and floods or terrorist acts, which may be uninsurable or not economically insurable, or may be subject to insurance coverage limitations, such as large deductibles or co-payments. We will use our discretion in determining amounts, coverage limits, deductibility provisions of insurance and the appropriateness of self-insuring, with a view to maintaining appropriate insurance coverage on our investments at a reasonable cost and on suitable terms. Uninsured and underinsured losses could harm our financial condition and results of operations. We could incur liabilities resulting from loss or injury to our hotels or to persons at our hotels. Claims, whether or not they have merit, could harm the reputation of a hotel or cause us to incur expenses to the extent of insurance deductibles or losses in excess of policy limitations, which could harm our results of operations.

In the event of a catastrophic loss, our insurance coverage may not be sufficient to cover the full current market value or replacement cost of our lost investment. Should an uninsured loss or a loss in excess of insured limits occur, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property. In that event, we might nevertheless remain obligated for any mortgage debt or other financial obligations related to the property. In the event of a significant loss, our deductible may be high and we may be required to pay for all such repairs and, as a consequence, it could materially adversely affect our financial condition. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

Since September 11, 2001, it has generally become more difficult and expensive to obtain property and casualty insurance, including coverage for terrorism. We may encounter difficulty in obtaining or renewing property or casualty insurance on our properties at the same levels of coverage and under similar terms. Such insurance may be more limited and for some catastrophic risks (e.g., earthquake, hurricane, flood and terrorism) may not be generally available at current levels. Even if we are able to obtain new policies at levels and with limitations consistent with those that are currently available, we cannot be sure that we will be able to obtain such insurance at premium rates that are commercially reasonable. If we were unable to obtain adequate insurance on our properties for certain risks, it could cause us to be in default under specific covenants on certain of our indebtedness or other contractual commitments that may require us to maintain adequate insurance on our properties to protect against the risk of loss. If this were to occur, or if we were unable to obtain adequate insurance and our properties experienced damage which would otherwise have been covered by insurance, it could materially adversely affect our financial condition and the operations of our properties.

In addition, insurance coverage for our hotel properties and for casualty losses does not customarily cover damages that are characterized as punitive or similar damages. As a result, any claims or legal proceedings, or settlement of any such claims or legal proceedings that result in damages that are characterized as punitive or similar damages may not be covered by insurance. If these types of damages are substantial, our financial resources may be adversely affected.

Environmental and other governmental laws and regulations could increase our compliance costs and liabilities and adversely affect our financial condition and results of operations.

Our hotel properties are subject to various laws relating to the environment, fire and safety and access and use by disabled persons. Under these laws, courts and government agencies may have the authority to require us, if we are the owner of a contaminated property, to clean up the property, even if we did not know of or were not responsible for the contamination. These laws may also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, environmental contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral or to sell the property. Under such environmental laws, courts and government agencies may also have the authority to require that a person who sent waste to a waste disposal facility, such as a landfill or an incinerator, to pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment.

Furthermore, various court decisions have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in or working at a hotel may seek to recover damages for injuries suffered. Additionally, some of these environmental laws restrict the use of a property or place conditions on various activities. For example, some laws require a business using chemicals (such as swimming pool chemicals at a hotel) to manage them carefully and to notify local officials that the chemicals are being used.

We could be responsible for the types of costs discussed above. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could reduce the funds available for distribution to our stockholders. Future laws or regulations may impose material environmental liabilities on us, or the current environmental condition of our hotel properties may be affected by the condition of the properties in the vicinity of our hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

Risks Relating to Our Common Stock:

You have limited control as a stockholder regarding any changes we make to our policies

Our board of directors determines our major policies, including our investment objectives, financing, growth and distributions. Our board may amend or revise these and other policies without a vote of our stockholders. This means that our stockholders will have limited control over changes in our policies.

The market price for our common stock may be volatile.

Any market price for shares of our common stock is likely to be very volatile, and numerous factors beyond our control may have a significant effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many small capital companies and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of our common stock in any market that may develop. Sales of "restricted securities" under Rule 144 may also have an adverse effect on any market that may develop. Our stock price may fluctuate as a result of factors that are beyond our control or unrelated to our operating results. The following factors could cause the price of our common stock in the public market to fluctuate significantly from the price you will pay for our stock in any offering made by the Company:

·	variations in our quarterly operating results;
·	changes in market valuations of companies in the hospitality industry;
·	fluctuations in stock market prices and volumes;
·	issuances of common stock or other securities in the future;
·	the addition or departure of key personnel;
·	announcements by us or our competitors of new properties; and
·	acquisitions or joint ventures.
·
In the past, class action litigation has often been brought against companies following periods of volatility in the market price of those companies' common stock. We may become involved in this type of litigation in the future. Litigation is often expensive and diverts management's attention and company resources and could have a material adverse effect on our business, financial condition, and operating results.

Failure to achieve and maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.

Our management is required to periodically evaluate the design and effectiveness of our disclosure controls and procedures. In addition, we are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires our management to annually assess the effectiveness of our internal control over financial reporting. Although we are not required to comply with all of the requirements of Section 404 until our 2008 fiscal year, we have begun the process of testing our internal controls. This process could result in our needing to implement measures to improve our internal controls. Any failure by us to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.

Dividend Policy.

The Company does not presently intend to pay cash dividends in the foreseeable future, as any earnings are expected to be retained for use in developing and expanding its business.  However, the actual amount of dividends received from the Company will remain subject to the discretion of the Company’s Board of Directors and will depend on results of operations, cash requirements and future prospects of the Company and other factors.

Risks Associated with Penny Stock Classification

The Company’s stock is subject to "penny stock” rules as defined in 1934 Securities and Exchange Act rule 3151-1. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. The Company’s common shares may be subject to these penny stock rules. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than U.S. $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These  disclosure  requirements  may have the  effect of  reducing  the level of trading  activity in the  secondary  market for the common  shares in the United States and shareholders may find it more difficult to sell their shares.

There has not been any significant prior trading market for our shares, and we cannot be certain that one will develop or that broker/dealers will make a Market in our common stock.

There is no current trading market for our common stock, although it has come to our attention that shares of our common stock may have traded to a limited extent on the over-the-counter "grey market." The grey market is an unofficial market where shares are traded that are not available for trading on an official stock market or exchange. Trading in our shares in this market has occurred without any instigation or involvement of our management, and we do not encourage or sanction it. The shares traded in this grey market are not being offered by the Company or pursuant to any disclosure provided by us. Subsequent to the date hereof, we anticipate that our common stock will be listed on the Over-The-Counter Bulletin Board. If our common stock is not eligible for such listing, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities. Even if our common stock is listed on the OTC Bulletin Board, we cannot be certain that our shares will be actively traded or at what prices they will trade.

If the Company is unable to maintain National Association of Securities Dealers, Inc. member broker/dealers as market makers, the liquidity of our common stock could be impaired, not only in the number of shares of common stock which could be bought and sold, but also through possible delays in the timing of transactions, and lower prices for our common stock than might otherwise prevail. Furthermore, the lack of market makers could result in the Company’s shareholders being unable to buy or sell shares of our common stock on any secondary market. We may be unable to maintain such market makers.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made some statements in this prospectus, including some under "Prospectus Summary," "Risk Factors," "Business," "Plan of Operation," and elsewhere, which constitute forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "seeks," "potential," or "continue" or the negative of these terms or other comparable terminology. We do not intend to update any forward-looking statements except as required by law.

USE OF PROCEEDS

Assuming an offering price of $1.50 per Share, if we sell all 4,000,000 Shares being offered, we estimate that we will receive net proceeds, after the estimated expenses of the offering, of $5,940,000. If less than the maximum number of units is sold, we will receive less. There is no assurance that we will receive sufficient proceeds to cover the cost of the offering.

The following table explains our anticipated use of the net proceeds of this offering, based upon various levels of sales achieved: 25%, 50%, and 100%. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering.

Percentage of Offering Completed	25%	50%	100%
Shares sold	1,000,000	2,000,000	4,000,000
Gross Proceeds	$1,500,000	$3,000,000	$6,000,000
Offering Costs	$15,000	$30,000	$60,000
Net Proceeds	$1,485,000	$2,970,000	$5,940,000

Application of proceeds:
Acquisition, development and redevelopment of boutique hotel property (ies)	$1,235,000	$2,670,000	$5,540,000
Consulting and professional fees	$150,000	$150,000	$150,000
Working capital	$100,000	$150,000	$250,000

Total	$1,485,000	$2,970,000	$5,940,000

We intend to use the above projected net proceeds; approximately 93%, for the acquisition of operating subsidiary businesses involved in the ownership, operation or development of boutique hotel properties; and approximately 7%, for consulting and professional fees and working capital.

Costs associated with the acquisition and redevelopment of hotel properties includes purchase of land and buildings; stamp duty and registration fees; survey fees; renovations; vehicles and equipment; and architectural and professional fees. Development costs include architectural and engineering fees; professional fees and disbursements; and construction costs.  In certain cases, these costs will be offset with traditional bank financing and construction loans.

Working capital is the amount of our current assets, such as cash, receivables and work in process, in excess of our current liabilities, such as accounts payable. Working capital may be used to pay the salaries and expenses of employees, including management personnel, although no salaries have been paid to date. After the commencement of this offering, the board of directors will consider entering into an employment agreement with its executive officers and key employees in which they may be compensated for their services.

If we do not sell the maximum number of Shares offered, there will be an impact upon our operations. If the proceeds of this offering are insufficient to enable us to develop our business, we may have to borrow funds from banks and other lenders or make other financial arrangements, including but not limited to the sale of additional securities for property acquisition, development, construction and redevelopment expenses. No assurance can be given, however, that any such loans or arrangements will successfully be made or that any such funds will be available to us, let alone on reasonable terms.

The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding the hospitality industry and general economic conditions and our future revenues and expenditures. If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories.

Based upon current plans and assumptions relating to our plan of operation and assuming the sale of at least 25% of the offering or 1,000,000 Shares, we anticipate that the proceeds of this offering will satisfy our capital requirements for a period of approximately 12 months following completion of this offering. However, if our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. Proceeds not immediately required for the purposes described above will be invested temporarily, pending their application as described above, in short-term United States government securities, short term bank certificates of deposit, money market funds or other investment grade, short-term, interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We presently intend to reinvest earnings to fund development and expand our business and, therefore, we do not anticipate paying cash dividends on our common stock in the foreseeable future. The declaration of cash dividends in the future will be at the discretion of our board of directors and will depend upon our earnings, capital requirements and financial position, general economic conditions and other pertinent factors.

DETERMINATION OF OFFERING PRICE

As no underwriter has been retained to offer our Shares, the offering price of our Shares was not determined by negotiation with an underwriter as is customary in underwritten public offerings. Rather, we arbitrarily selected the offering price of $1.50 per Share. There is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria or future value of our common stock.

DILUTION

A company's net tangible book value per share consists of its total tangible assets minus its total liabilities, divided by the total number of shares of common stock outstanding. As of September 30, 2007 we had a net tangible book value (deficit) of ($8,040) or approximately ($0.001) per share. After adjusting for the issuance of 4,000,000 shares in this offering at an assumed offering price of $1.50 per share and the receipt by us of the net proceeds from this offering, then our as adjusted net tangible book value would have been approximately $5,931,960 or about $0.39 per share of common stock. This represents an immediate increase in net tangible book value of about $0.39 per share to the existing stockholders and an immediate dilution of approximately $1.11 per share to the new investors purchasing shares in this offering. If less than the entire offering is sold, the dilution to new investors would be greater.

The following table explains the dilution of this offering, based upon various levels of shares sold.

	Percentage of offering completed
		25%		50%		100%
		1,000,000		2,000,000		4,000,000
Offering price per share		$1.50		$1.50		$1.50
Net tangible book value per share before offering	$	----	$	----	$	----
Increase per share due to offering		$0.12		$0.22		$0.39

As adjusted net tangible book value per share after offering		$0.12		$0.22		$0.39
Dilution per share of common stock to investors in this offering		$1.38		$1.28		$1.11

The following tables summarize, as of September 30, 2007, the number and percentage of shares of common stock purchased from our company, the amount and percentage of the consideration paid and the average price per share paid by the existing stockholders and by new investors pursuant to this offering. The tables are based on sales of 25%, 50% and 100% of the shares offered. There is no assurance we will sell 25%, or an amount sufficient to cover the cost of the offering. The calculation below is based upon a public offering price of $1.50 per share, before deducting the estimated offering expenses paid by us.

If we sell 25% of the offering – 1,000,000 shares

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	%	Amount	%
Existing stockholders	11,298,982	91.9%	$11,299	0.75%	$0.001
New investors	1,000,000	8.1%	$1,500,000	99.25%	$1.500
Total	12,298,982	100%	$1,511,299	100%

If we sell 50% of the offering – 2,000,000 shares

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	%	Amount	%
Existing stockholders	11,298,982	85.0%	$11,299	0.38%	$0.001
New investors	2,000,000	15.0%	$3,000,000	99.62%	$1.500
Total	13,298,982	100%	$3,011,299	100%

If we sell 100% of the offering – 4,000,000 shares

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	%	Amount	%
Existing stockholders	11,298,982	73.9%	$11,299	0.19%	$0.001
New investors	4,000,000	26.1%	$6,000,000	99.81%	$1.500
Total	15,298,982	100%	$6,011,299	100%

CAPITALIZATION

The following table sets forth our capitalization at June 30, 2007, the end of our most recent fiscal year, and at September 30, 2007, the end of our most recent fiscal quarter.  This table should be read in conjunction with our financial statements included in this prospectus.

	September 30, 2007	June 30, 2007
Accounts payable	$8,705	$475
Stockholders’ equity (deficit)
Common stock, par value $0.001
50,000,000 shares authorized
11,298,982 shares issued and outstanding at September 30, 2007
1,298,982 shares issued and outstanding at June 30, 2007	11,299	1,299
Additional paid in capital	----	----
Accumulated deficit (since quasi-reorganization May 1, 2007	(19,339)	(1,109)
Total stockholders equity (deficit)	(8,040)	109
Total liabilities and stockholders’ equity (deficit)	$665	$665

BUSINESS

Our Company

Organization

The Company was organized pursuant to the laws of the State of Florida on May 17, 2002, under the name “PokerBook Gaming Corporation” with an authorized capital of 100,000,000 shares of common stock of a par value of $0.001 per share.  The Company was formed for the primary purpose of engaging in the development and distribution of a portfolio of Internet gaming software.

On October 13, 2006, we abandoned our Internet software interests as part of a planned restructuring of the Company to enable us to re-commence business operations as may be determined by our Board of Directors, and to place us in a better position to raise funding for any such determined operations or to create a capital structure that would allow us to acquire an ongoing business that would be beneficial to our stockholders.

Effective March 9, 2007, we decreased our authorized capital from 100,000,000 to 50,000,000 shares of $0.001 common stock; and we changed our corporate name to “Silver Star Capital Holdings, Inc.”

On May 2, 2007, we effected a reverse split of our 64,948,300 outstanding shares of common stock on a basis of one share for fifty shares, while retaining our authorized capital, common stock and par value, with appropriate adjustments in our capital accounts. All computations in this prospectus take into account this reverse split.

General Business History

We were originally organized for the primary purpose of engaging in the development and distribution of a portfolio of Internet gaming software.

The Company’s common stock began trading on the National Quotation Bureau’s “Pink Sheets” in June 2004 under the symbol “POKG.”

During the period June 2005 to October 2006 the Company was inactive and carried on no material business operations.

On October 13, 2006, the Company abandoned its Internet software interests and reorganized itself into a hospitality company pursuant to plan of quasi-reorganization approved and authorized by the Board of Directors.

In May 2007, the Company’s trading symbol changed from “POKG” to “SSTA.”  In addition, we completed a quasi reorganization, pursuant to ARB 43, unanimously approved by our Board of Directors after reaching a settlement agreement with all of our significant creditors and by the revaluation of all of our assets and liabilities to their current values through a current charge to earnings and the elimination of any deficit in retained earnings by charging paid-in capital.  The effect of these procedures was to eliminate our additional paid in capital account and to restate our retained earnings (accumulated deficit) to ($1,109).   The effective completion date of our quasi reorganization was May 1, 2007.

Our Current Business

Our current business plan involves the acquisition of businesses that own, operate, develop and redevelop boutique hotel properties in select resort markets in Central America and the Caribbean. We seek to accumulate a portfolio of boutique hotels under our “Beach House” concept, offering luxurious accommodations with a broad range of amenities, tailored to the specific tastes, preferences and passions of specialized segments of the leisure travel market. Our “Beach House” concept of “Opulent Informality” is designed to create the perfect care-free playground for uninhibited spirits in search of the freedom to have world-class fun.

Unlike traditional brand-managed or franchised hotels, boutique hotels provide their guests with what we believe is a distinctive lodging experience. Each of our hotels will have a personality specifically tailored to reflect the local market environment and feature modern, sophisticated design and highly personalized service. Our primary business objective is the worldwide development of the “Beach House” brand of all-inclusive, luxury boutique hotels.

We believe the combination of lodging and social experiences, and association with our brand, will drive occupancy levels and pricing power in the markets in which we will operate. We expect, through wholly-owned subsidiaries, to own, acquire, redevelop and develop new hotel properties that are consistent with our “Beach House” concept in select resort markets in Central America, the Caribbean.

Plan of Operation

The Company is a hospitality company which seeks to acquire subsidiary businesses which own, operate, develop, and redevelop boutique hotels in select resort markets in Central America and the Caribbean. The Company plans to acquire operating subsidiaries which own and operate all-inclusive boutique hotels that cater to the adventure and lifestyle traveler.

Revenues

The Company anticipates that its revenues will be derived from the operating results of subsidiary companies. Subsidiary revenues are most easily explained by the three primary performance indicators that are commonly used in the hospitality industry:

·	occupancy,

·	average daily rate, or ADR, and

·
revenues per available room, or RevPAR, which is the product of ADR and average daily occupancy; but, however, does not include food and beverage revenue, other hotel operating revenue such as telephone, parking and other guest services, or management fee revenue.

It is anticipated that substantially all of our revenue will be derived from the operation of boutique hotels owned and operated by subsidiary companies.  Specifically, these revenues will consist of:

·	Rooms Revenue. Occupancy and ADR will be the major drivers of rooms revenue.

·
Food and Beverage Revenue. Due to the all-inclusive nature of our service offering, food and beverage revenue is anticipated to be less than hotels and resorts which are not all-inclusive and which offer bars and restaurants to guests and local customers.

·	Other Hotel Revenue. Ancillary revenue such as telephone, internet access, entertainment and other guest services that are principally driven by occupancy.

Fluctuations in revenues, which tend to correlate with changes in gross domestic product, are driven largely by general economic and local market conditions but can also be impacted by major events, such as terrorist attacks or natural disasters, which in turn affect levels of leisure travel.

The seasonal nature of the hospitality business can also impact revenues. We expect to experience some seasonality in our business.

In addition to economic conditions, supply is another important factor that may affect future revenues. Room rates and occupancy tend to fall when supply increases, unless the supply growth is offset by an equal or greater increase in demand. A recent trend among hotel owners is the conversion of hotel rooms to condominium apartments which may reduce the available supply of hotel rooms in our target locations resulting in increased demand for the remaining hotels.

Finally, competition within the hospitality industry can affect revenues. Competitive factors in the hospitality industry include name recognition, quality of service, convenience of location, quality of the property, pricing, and range and quality of food services and amenities offered. In addition, our hotel properties will be located in areas where there are numerous competitors, many of whom have substantially greater resources than us. New or existing competitors could offer significantly lower rates or more convenient locations, services or amenities or significantly expand, improve or introduce new service offerings in markets in which our hotels compete, thereby posing a greater competitive threat than at present. If we are unable to compete effectively, we may not be able to capture market share, which could adversely affect our future revenues.

Operating Costs and Expenses

The Company’s operating costs and expenses will be limited to senior management compensation, legal and professional fees, office rent, income taxes and other administrative expenses.  It is anticipated that operating income derived from subsidiary businesses will be sufficient to meet such operating cost and expenses.  Operating costs and expenses of subsidiary companies will consist of the costs to provide hotel services, including:

·
Rooms Expense. Rooms expense includes the payroll and benefits for the front office, housekeeping, concierge and reservations departments and related expenses, such as laundry, rooms supplies, travel agents commission and reservation expense. Like rooms revenue, occupancy is a major driver of rooms expense, which has a significant correlation with rooms revenue.

·
Food and Beverage Expense. Contrary to food and beverage revenue, due to the all-inclusive nature of our hotels, food and beverage revenue is anticipated to be greater than hotels and resorts which are not all-inclusive and directly correlated to occupancy.

·	Other Departmental Expense. Occupancy is the major driver of other departmental expense, which includes telephone and other expenses related to the generation of other hotel revenue.

·
Hotel Selling, General and Administrative Expense. Consisting of administrative and general expenses, such as payroll and related costs, travel expenses and office rent, advertising and promotion expenses, comprising the payroll of the hotel sales teams and advertising, marketing and promotion expenses for our hotel properties, utility expense and repairs and maintenance expenses comprising the ongoing costs to repair and maintain our hotel properties.

·	Taxes and Insurance. Property taxes, insurance and other consist primarily of insurance costs and property taxes.

·
Depreciation and Amortization Expense.   Hotel properties are depreciated using the straight-line method over estimated useful lives of 39.5 years for buildings and three to seven years for furniture, fixtures and equipment.

Most categories of variable operating expenses, such as operating supplies and certain labor such as housekeeping, are expected to fluctuate with changes in occupancy. Increases in RevPAR attributable to increases in occupancy may be accompanied by increases in most categories of variable operating costs and expenses. Increases in RevPAR attributable to improvements in ADR will typically only result in increases in limited categories of operating costs and expenses, primarily credit card and travel agent commissions. Thus, improvements in ADR will have a more significant impact on improving our operating margins than occupancy.

Notwithstanding any efforts to reduce variable costs, there are limits to how much we may be able to accomplish because we will have significant fixed costs, such as depreciation and amortization, labor costs and employee benefits, insurance and other expenses associated with owning hotels that do not necessarily decrease when circumstances such as market factors cause a reduction in our hotel revenues.

Employees

As at the date of this prospectus, the Company had 5 employees of which 4 are considered full time.

Properties

We have use if office space from our chief financial officer without payment.  This space is adequate for our present operations.  We own our Internet site, and the Internet domain name www.silverstarcapitalholdings.com.

Competition

Competition in the hospitality industry reflects a highly fragmented group of owners and operators offering a wide range of quality and service levels. Our hotels will compete with other hotels in the segments of the hospitality market in their respective locations. These segments of the market consist of traditional hotels in the luxury sector and boutique hotels in the same local area.

We will compete by providing a differentiated combination of location, design, amenities and service. We will constantly striving to enhance the experience and service we are providing for our guests and have a continuing focus on improving our customer experience.

Competitive Advantages

We believe that the Company’s business strategy will produce significant competitive advantages relative to other industry participants.

·
Segment Creation. The pioneer of the all-inclusive concept, John Issa of SuperClubs, recognized that during the oil embargo-caused recession in the early 1970s, only two areas of the tourism industry were unaffected, Club Med and cruise ships. While different in image, they shared one thing in common – they were both all-inclusive. Later, the concept was elevated to new heights with Hedonism, a super-inclusive resort for pleasure seekers. Our Beach House model will take this all-inclusive concept further offering luxurious accommodations and specialized services to uninhibited spirits in search of the freedom to have world-class fun.

·
Distinctive Lodging Experience. The customer experience in our hotels will be unlike that in most branded hotel and resort chains.  While a typical hotel chain offers a standard “box”, our hotels will be characterized by all inclusive, luxury accommodations, a wide range of amenities and activities, and unparalleled personalized service.

·
Brand Awareness. We seek to promote the Beach House concept worldwide, an umbrella brand under which all of its properties will operate.  It is anticipated that our resorts will generate significant brand awareness through our distinctive nature and atmosphere.

·
Exotic Locations. The Company seeks to develop or acquire businesses involved in hotel ownership, management and operations in select exotic locations throughout Central America and the Caribbean. These markets generally offer multiple demand drivers, such as diving, sport fishing, casinos, eco-tourism and other points of interest.

·
Experienced Management. Our management team consists of a group of professionals with extensive experience in the disciplines necessary to operate and grow our business. As our business and asset base expands, we will create processes and systems supported by technology that we believe will result in a state-of-the-art operating infrastructure. We believe the experience of our management team and key employees and the quality of our systems will provide us with a platform to grow while maintaining quality.

Our Growth Strategy

We intend to grow through the replication of our model on an individualized but consistent basis across a growing boutique hotel portfolio and by leveraging our brand for expansion in planned and new markets.

We have recently enhanced our management team through new hires with a focus towards growth and acquisitions. We believe that our current management team and operating infrastructure will provide us with the ability to successfully integrate assets into a portfolio as we grow and expand.

We believe that the proceeds from our planned equity offering, and the development of a robust public market for our common stock, will provide us with the financial flexibility to capitalize on our growth opportunities.

·
Target Markets. We intend to base our decisions to enter new markets on a number of criteria, with a focus on markets that attract affluent travelers over the age of 21, who value a distinctive and sophisticated atmosphere and outstanding service. We will seek to grow in markets with multiple demand drivers.

·	Brand. We believe that our “Beach House” concept has considerable development potential.

·
Flexible Business Model. We intend to be flexible with respect to transaction structures and real estate requirements as we pursue development, acquisition, joint venture and other opportunities. As we pursue these opportunities, we will focus on our critical objectives of providing us with a meaningful percentage of any equity growth or a significant total dollar return on investment.

Marketing and Distribution Methods of our Products/Services

Strong direct sales will be an integral part of our sales and marketing strategy.  Each subsidiary will employ dedicated sales force which, unlike many other hotel companies, will be trained to sell the experience, not simply the rate. Our marketing objective is to create differentiation by selling an "experience" and "brand".

Public Announcement of New Products/Services

We have not publicly announced any new product or service.

Sources and Availability of Raw Materials and the Names of Principal Suppliers

We use no raw materials.

Dependence on Major Customers

We are not currently dependent to a material extent on any limited number of large customers.

Intellectual Property

The Company does not currently hold any Patents, trademarks, licenses, franchises or concessions. The Company is not currently party to any royalty agreements or labor contracts. The Company plans to register “Beach House Resorts” and “Opulent Informality” as its trademarks.

Government Regulation

Our hotels will be subject to numerous laws, including those relating to the preparation and sale of food and beverages, such as health and liquor license laws. Our hotels may also be subject to laws governing employees in our hotels in such areas as minimum wage and maximum working hours, overtime, working conditions, hiring and firing employees and work permits. Also, our ability to expand may be dependent upon our obtaining necessary building permits or zoning variances from local authorities.

Research and Development

The company does not have any expenses related to research and development.

Legal Proceedings

The Company knows of no material, active or pending legal proceedings against them; nor is the Company involved as a plaintiff in any material proceeding or pending litigation.

The Company knows of no active or pending proceedings against anyone that might materially adversely affect an interest in the Company.

Other Corporate Information

Our principal offices are located at 2731 Silver Star Road, Suite 200, Orlando, Florida 32808-3935, telephone: (407) 522-7201, facsimile: (407) 295-0421. Our address on the World Wide Web is www.silverstarcapitalholdings.com. The information on the web site is not and should not be considered part of this document and is not incorporated into this prospectus by reference. This web address is only intended to be inactive textual references.

MANAGEMENT

The members of our board of directors serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Our current executive officers, key employees and directors are as follows:

Name	Age	Position
Cliffe R. Bodden	43	President, chief executive officer, and director
Jack E. Owens	55	Chairman, chief financial officer, and director
Howard A. Speigel	63	Secretary

The following is a brief description of the background of our directors and executive officers.

Cliffe R. Bodden -  President, Chief Executive Officer, and Director,– Mr. Bodden joined Silver Star Capital Holdings, Inc. in January 2007 and has served as President and Chief Executive Officer since March 2007.  Prior to joining Silver Star Capital Holdings, Inc., Mr. Bodden served as Managing Director of Lempert Capital Management, Ltd., a Cayman Islands based investment advisory firm.  He has been involved in the financial services industry for over 15 years beginning his career with Bear, Stearns & Co. in 1992.  Since that time Mr. Bodden has served in various capacities, including: financial consultant, investment manager, private banker and investment banker with internationally based financial firms and private banking organizations. Throughout his career Mr. Bodden’s focus has been on developmental and early stage companies for which he has acted in an advisory, directorial or management capacity.

Jack E. Owens– Chairman of the Board of Directors, Chief Financial Officer, and Director - Mr. Owens is a practicing certified public accountant with more than thirty-two years of financial and management expertise. Mr. Owens has significant public accounting experience with national accounting firms covering a wide range of industries. His focus is on mergers and acquisitions and has performed reviews on official statements in connection with Offerings of municipal securities. Mr. Owens is a graduate of the University of South Florida where he received both a Bachelor of Arts in Accounting and a Masters of Accountancy degree.  He holds both a CPA and a CMA certificate. He is a member of the American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants, and Institute of Management Accounting. Mr. Owens devotes 50% of his time to the affairs of the Company.

Howard Speigel– Secretary - Mr. Speigel is Secretary and General Counsel of the Company and devotes less than 10% of his time to the affairs of the Company.  Mr. Speigel began his professional career with Price, Waterhouse & Co. before joining the Internal Revenue Service as a Tax Law Specialist.  He was a Partner in the firm Sigman & Speigel, Attorneys-at-Law, until establishing his own practice in 1976.  Since that time Mr. Speigel has operated a sole practitioner’s law practice in Orlando, Florida, emphasizing corporate and business law. Mr. Speigel holds a Bachelor of Science degree from the University of Maryland, College Park and a Juris Doctor degree from the American University, Washington College of Law.

Executive Compensation

The Company has no formal plan for compensating its directors for their service in their capacity as Directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. The Board of Directors may award special remuneration to any Director undertaking any special services on behalf of the Company other than services ordinarily required of a Director. During Fiscal 2006 and 2007, no Director received and/or accrued any compensation for his services as a Director, including committee participation and/or special assignments.

The Company has no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to the Company’s Directors or Executive Officers.  The Company has no formal stock option plan which has been approved by regulatory authorities or other long-term compensation program.

During Fiscal 2006 and 2007, no funds were set aside or accrued by the Company to provide pension, retirement or similar benefits for Directors or Executive Officers.

The Company has no plans or arrangements in respect of remuneration received or that may be received by Executive Officers of the Company in Fiscal 2008 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Summary Compensation Table

The following table sets forth the compensation received by our officers in fiscal year ended June 30, 2007 to (a) our chief executive officer; and (b) each of our executive officers.

Name and Principal Position	Year	Salary		Bonus		Option Awards		Total Compensation
Cliffe R. Bodden President and Chief Executive Officer	2007	$	----	$	----	$	----	$	----
Jack E. Owens Chief Financial Officer	2007	$	----	$	----	$	----	$	----
Howard A. Speigel Secretary	2007	$	----	$	----	$	----	$	----

Employment Agreements

Currently we do not have written employment agreements with any of our executive officers or key employees. The Board of Directors is currently negotiating employment contracts with Mr. Bodden, Mr. Owens and Mr. Speigel.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation and bylaws indemnify our directors and officers to the fullest extent permitted by Florida corporation law. Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers, and controlling persons, we are aware that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is unenforceable.

PRINCIPAL SHAREHOLDERS

The following table presents certain information regarding beneficial ownership of our common stock as of September 30, 2007, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each named executive officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.
Name of beneficial owner	Shares beneficially owned	Percent before Offering	Percent after offering
			25% sold	50% sold	100% Sold
Bayside Realty Holdings, LLC (1)	2,500,000	22.1%	20.3%	18.8%	16.3%
Frederick Nelsen (2)	2,000,000	17.7%	16.3%	15.0%	13.1%
Silver Star Capital Investors, LLC (3)	1,000,000	8.8%	8.1%	7.5%	6.5%
Officers and Directors: (4)
Cliffe R. Bodden	2,500,000	22.1%	20.3%	18.8%	16.3%
Jack E. Owens	2,500,000	22.1%	20.3%	18.8%	16.3%
Howard A. Speigel	500,000	4.4%	4.1%	3.8%	3.3%
Officers and Directors as a Group	5,500,000	48.6%	44.7%	41.4%	35.9%

(1)	The address of Bayside Realty Holdings, LLC is 4920 Morton Road, New Bern, North Carolina 28562.

(2)	The address of Frederick Nelsen is 4417 13th Street, Suite 181, St. Cloud, Florida 34769

(3)	The address of Silver Star Capital Investors, LLC is 750 West 120th Avenue, Suite 102, Broomfield, Colorado 80020

(4)	The address of the officers and directors of the Company is 2731 Silver Star Road, Suite 200, Orlando, Florida 32808-3935.

CERTAIN TRANSACTIONS

At June 30, 2006, the Company owed $5,467 to Jack E. Owens, an officer of the Company.  As part of the Company’s plan for a quasi-reorganization, the accounts payable due to Mr. Owens was forgiven without consideration. Accordingly, the Company reclassified the $5,382 then existing balance of this obligation to additional paid in capital on April 30, 2007.

DESCRIPTION OF CAPITAL STOCK

We are presently authorized to issue 50,000,000 shares of $0.001 par value common stock. As of September 30, 2007 there were 11,298,982 share of common stock issued and outstanding.

The common stock of the Company shall be issued for such consideration as shall be fixed from time to time by the Board of directors. In the absence of fraud, the judgment of the Directors as to the value of any property or services received in full or partial payment for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable.  As further discussed in the notes to financial statements of this document, effective July 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.

Except as may otherwise be provided by the Board of Directors, holders of shares of stock of the Corporation shall have no preemptive right to purchase, subscribe for or otherwise acquire shares of stock of the Company, rights, warrants or options to purchase stocks or securities of any kind convertible into stock of the Company.

Dividends in cash, property or shares of the Company may be paid, as and when declared by the Board of Directors, out of funds of the Company to the extent and in the manner permitted by law.

Upon any liquidation, dissolution or winding up of the Company, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the company shall be distributed, either in cash or in kind, pro rata to the holders of the common stock. The Board of Directors may, from time to time, distribute to the shareholders in partial liquidation from stated capital of the Company, in cash or property, without the vote of the shareholders, in the manner permitted and upon compliance with limitations imposed by law.

Each outstanding share of common stock is entitled to one vote and each fractional share of common stock is entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. Cumulative voting shall not be allowed in the election of Directors of the company and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he has a right to vote.

Lack of Trading Market for Securities

Our common stock is not currently listed on any securities exchange.  Quotations for our common stock are currently available on the grey market under the symbol “SSTA.” From June 2004 to May 2007 the Company common stock was quoted on the Pink Sheets under the symbol “POKG.” We plan to obtain a sponsoring market maker to file Form 211 with the National Association of Securities Dealers for approval to have our securities quoted on the OTC Bulletin Board. There is no assurance that we will be able to obtain a sponsoring market maker to file Form 211 and there is no assurance that if the Form 211 were filed that approval would be granted so that our securities would be permitted to trade on the OTC Bulletin Board. Therefore, there can be no assurance that a public market for our common stock will ever develop.

Penny Stock Status

If and when we create a market for our common stock, and if the market price of our common stock declines below $5.00, it will be considered a "penny stock," as the term is defined by Rule 3a51-1 of the Securities Exchange Act of 1934. This will make it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

Prior to the transaction:

·	to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives.

·	to reasonably determine, based on that information, that transactions in penny stocks are suitable for the person.

·	that the person has sufficient knowledge and experience in financial matters.

·	that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks.

·
the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person.

·	the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions in a penny stock.

·	After the account is opened, but prior to transaction:

·
 the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

·
 the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker-dealer, other than a person whose function is solely clerical or ministerial.

·
 unless exempted by the rules, the broker or dealer is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security.

Imposing these reporting and disclosure requirements on a broker or dealer makes it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers unless the broker or dealer complies with such requirements. Brokers or dealers may be discouraged from dealing in penny stocks, due to the additional time, responsibility involved, and, as a result, this may have a deleterious effect on the market for our securities.

PLAN OF DISTRIBUTION

The offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter or broker. We will offer the Shares directly to investors through executive officers, who will offer the shares by prospectus and sales literature filed with the Securities and Exchange Commission, to friends, business associates and contacts, and by direct mail to investors who have indicated an interest in our company.

The offering will begin on the date of this prospectus and remain open for 12 months unless the maximum proceeds are received earlier or we decide to stop selling our securities.

We reserve the right to reject any subscription in whole or in part, or to allot to any prospective investor less than the number of Shares subscribed.

TRANSFER AGENT

First American Stock Transfer, Inc., 706 East Bell Road, Suite 202, Phoenix, Arizona 85022 is the transfer agent for our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have a maximum of 15,298,982 shares of issued and outstanding common stock. The common stock sold in this offering will be freely transferable without restrictions or further registration under the Securities Act, except for any of our shares purchased by an "affiliate." "Affiliate" is defined by the Securities Act and specifies whether certain shares are subject to the resale limitations of Rule 144 promulgated under the Securities Act.

Generally, shares of stock owned by insiders, officers, directors and those individuals who purchased shares in private transactions are restricted securities and may be sold under Rule 144, in brokerage transactions and or market maker transactions, after one year provided they comply with the Rule 144 volume limitations. Under Rule 144, sales in a three-month period are limited to an amount equal to the greater of either one percent of our issued and outstanding common stock or the average weekly trading volume of the common stock during the four weeks prior to such sale. Rule 144 also permits the sale of shares without any quantity limitation by a person who is not our affiliate and who has satisfied a two-year holding period.

Upon completion of this offering, there will be approximately 10,054,150 shares of stock that are restricted securities as that term is defined in Rule 144. Future sales under Rule 144 may have an adverse effect on the market price of the shares of common stock.

LEGAL MATTERS

Howard A. Speigel, Esq., Winter Park, Florida, our general counsel, will pass on the validity of the common stock being offered by us.

EXPERTS

Michael F. Cronin, independent registered public accountant, has audited our financial statements to the extent and for the periods set forth in his report. Our financial statements are included in this prospectus in reliance upon his report, given upon his authority as an expert in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement as permitted by applicable Securities and Exchange Commission rules and regulations. Statements in this prospectus about any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement, or document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by this reference.

The registration statement may be inspected without charge and copies may be obtained at prescribed rates at the Securities and Exchange Commission's public reference facilities at Judiciary Plaza, 450 Fifth Street NW, Room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov.

We will furnish to our shareholders annual reports containing audited financial statements reported on by independent public accountants for each fiscal year and make available quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.	Indemnification of Officers and Directors

Pursuant to Section 607.0850 of the Florida Business Corporation Act (the "FBCA"), we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of our company, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Our Articles of Incorporation and Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

Item 25.	Other Expenses of Issuance and Distribution

The estimated expenses payable by Silver Star Capital Holdings, Inc. in connection with the issuance and distribution of the securities being registered are as follows:

Securities and Exchange Commission registrations fee	$184
Blue Sky fees and expenses	$5,000
Legal Fees and expenses	$25,000
Accounting fees and expenses	$10,000
Promotion and advertising expenses	$5,000
Printing and engraving expenses	$2,000
Transfer agent fees and expenses	$3,000
Miscellaneous expenses	$9,816
Total	$60,000

Item 26.	Recent Sales of Unregistered Securities

Since its inception, the Company has issued the following (split adjusted) shares of its common stock:

1. During the fiscal year ended June 30, 2002, the Company issued 1,000,000 (split adjusted) shares of common stock to its founders at $.001(par value).

2.    During the fiscal year ended June 30, 2003, the Company issued 6,984  (split adjusted) shares of common stock to approximately eighty three (83) investors at $12.50 (split adjusted) per share. In addition, on June 30, 2003, the Company issued 11,020 (split adjusted) shares at par value to eight individuals that had provided services to the Company since its inception.

3.    During the fiscal year ended June 30, 2004, the Company issued 1,030 (split adjusted) shares of common stock to five (5) individuals at $12.50 (split adjusted) per share. In addition, on May 4, 2004, the Company issued 202,000 (split adjusted) shares of common stock in exchange for a promissory note in the amount of $1,000,000 to eleven (11) shareholders, under a Reg. D., 504 exemption. The subscription note agreement provided for a maturity date of August 9, 2004. On August 9, 2004, the Reg. D 504 shareholders defaulted on the subscription note agreement.  On September 9, 2004, the Company negotiated a settlement agreement with these shareholders which entitled the Company to a cash settlement of approximately $27,000 and the return to the Company’s transfer agent any unsold shares of the Company’s common stock.

4. On July 14, 2004, the Company increased the total number of shares of common stock issued under its Reg. D. 504 private placement by an additional 50,000 (split adjusted) shares.

5. On August 1, 2005, the Company issued 7,932 (split adjusted) shares of common stock at $1.25 (split adjusted) per share in exchange for marketing services.

6. On August 11, 2005, the Company issued 20,000 (split adjusted) shares of common stock at a price of $1.25 (split adjusted) per share in exchange for computer consulting services.

7.    On July 27, 2007, the Company issued 12,000,000 restricted shares of its common stock to six (6) individuals in exchange for professional services, totaling $12,000.  The common stock was valued at the par value of the Company’s common stock, which represented the fair market value of these securities on the date of issuance.

8. On September 20, 2007, the Company cancelled 2,000,000 restricted shares of its common stock issued to an individual, following his departure from the Company.

Item 27.	Exhibits

Exhibit Number	Description of Document
11	Form of Subscription Agreement
13.1	Certification of Chief Executive Officer Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
13.2	Certification of Chief Financial Officer Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
14.1	Certification of Chief Executive Officer Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
14.2	Certification of Chief Financial Officer Pursuant to U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
99.1	Amended and Restated Articles of Incorporation
99.2	Amended Bylaws
Cert.	Specimen Common Stock Certificate
99.11	Opinion and Consent of Howard A. Speigel, Esq.
99-14	Consent of Michael F. Cronin, Certified Public Accountant

Item 28.	Undertakings

Silver Star Capital Holdings, Inc. undertakes to:

(1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the City of Orlando, Florida on October 19, 2007.

Silver Star Capital Holdings, Inc.

/s/ Cliffe R. Bodden

Cliffe R. Bodden
President and Chief Executive Officer

In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

/s/ Cliffe R. Bodden

Cliffe R. Bodden
President and Chief Executive Officer

Date:   October 19, 2007

/s/ Jack E. Owens

Jack E. Owens
Chief Financial Officer

Date:  October 19, 2007

INDEX TO AUDITED FINANCIAL STATEMENTS

SILVER STAR CAPITAL HOLDINGS, INC.
June 30, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Michael F. Cronin
Certified Public Accountant
Orlando, Florida

Board of Directors and Shareholders
Silver Star Capital Holdings, Inc.
Orlando, Florida

I have audited the accompanying balance sheet of Silver Star Capital Holdings, Inc. as of June 30, 2007 and 2006 and the related statements of operations; stockholders' equity; and cash flows for the years then ended. The financial statements are the responsibility of management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Silver Star Capital Holdings, Inc.  as of June 30, 2007 and 2006 and the results of its operations, its cash flows and changes in stockholders’ equity for the years then ended in conformity with accounting principles generally accepted in the United States.
.
Also discussed in the notes and effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment.

September 10, 2007

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant
Orlando, Florida

Silver Star Capital Holdings, Inc.
formally PokerBook Gaming Corporation
BALANCE SHEET
June 30, 2007 and June 30, 2006

	2007	2006

ASSETS

Current Assets
Cash	$665	$434

Total Current Assets	665	434

Property and Equipment - net	------	104,000

Total Assets	$665	$104,434

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable	$475	$5,467

Total Current Liabilities	475	5,467

Stockholders' Equity

Common Stock, $.001 per share
par value, 50,000,000 shares authorized,
1,298,982 shares issued and outstanding in
2007, 100,000,000 shares authorized,
1,298,966 issued and outstanding in 2006	1,299	1,299

Additional Paid-In Capital	------	210,792

Accumulated Deficit
(since quasi reorgainzation May 1, 2007)	(1,109)	(113,124)

Total Stockholders' Equity	190	98,967

Total Liabilities and Stockholders' Equity	$665	$104,434

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formally PokerBook Gaming Corporation
STATEMENT OF OPERATIONS
June 30, 2007 and June 30, 2006

	2007	2006

Net Revenues	$-	$-

Operating Expenses
General and Administrative	159	3,154
Interest Expense	-	-
Advertising and Promotion	-	9,915
Depreciation and Amortization	-	6,500
Professional Fees	-	26,530

Total Expenses	159	46,099

Net (Loss) From Continuing Operations	(159)	(46,099)

Discontinued Operations
Loss From Abandonment of Asset	(104,000)	-
Interest Income	-	-

Net Income/(Loss)	$(104,159)	$(46,099)

Basic and Diluted
(Loss) per Share	$(0.08)	$(0.04)

Weighted Average
Number of Shares	1,298,968	1,282,393

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formally PokerBook Gaming Corporation
STATEMENT OF STOCKHOLDER'S EQUITY
Years Ended June 30, 2007 and 2006

						Deficit
						Accumulated
		Price				(Since quasi
	Issue	Per	Common Stock		Paid in	reorganization	Total
	Date	Share	Shares	Amount	Capital	May 1, 2007)	Equity

Balance, July 1, 2005			1,271,034	$1,271	$175,905	$(67,025)	$110,151

Common shares issued for services	01-Aug-05	$1.250	7,932	8	9,907	-	9,915

Common shares issued for services	11-Aug-05	1.250	20,000	20	24,980	-	25,000

Net (Loss) For Year						(46,099)	(46,099)

Balance, June 30, 2006			1,298,966	1,299	210,792	(113,124)	98,967

Common shares issued for fractional interests related to reverse stock split	01-May-07		16

Conversion of related party debt to additional paid in capital					5,382		5,382

Effect of quasi reorganization					(216,174)	216,174	-

Net (Loss) For Year						(104,159)	(104,159)

Balance, June 30, 2007			1,298,982	$1,299	$-	$(1,109)	$190

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formally PokerBook Gaming Corporation
STATEMENT OF CASH FLOWS
Years Ended June 30, 2007 and 2006

	2007	2006

Cash Flows From Operating Activities

Net Profit / (Loss)	$(104,159)	$(46,099)

Significant Non-Cash Transactions
Depreciation and amortization		6,500
Loss on disposal of asset	104,000	-
Fair value of stock issued for
professional services	-	34,915

Increase/(Decrease) in Accounts Payable	390	5,080

Net Cash Provided (Used)
by Operating Activities	231	396

Net Increase In Cash	231	396

Cash, Beginning of Year	434	38

Cash, End of Year	$665	$434

SUPPLEMENTAL DISCLOSURES

Reclassification of related party debt to
additional paid in capital pursuant to
quasi reorganization	$5,382

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.  Business and Organization

Silver Star Capital Holdings, Inc.,  formerly known as PokerBook Gaming Corporation (Silver Star or the Company), was incorporated on May 17, 2002, and formerly was organized to develop and distribute a portfolio of internet gaming software.  On October 13, 2006, the Company abandoned its internet software interests and reorganized itself into a hospitality company whose business plan includes the development and acquisition of businesses that own, operate, and develop unique concept hotels in exotic locations.

Operations of the Company through the date of these financial statements have been devoted primarily to product development, marketing, raising capital, and administrative activities.

2.  Property and Equipment

Property and equipment are recorded at cost.  Depreciation, including amortization of leasehold improvements and software licenses, is provided using the straight line method.  For tax purposes, the Company uses the Modified Accelerated Cost Recovery System (MACRS).

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the Company's books and records, and any resulting gain or loss is recognized in income for the period.

The cost of maintenance and repairs is charged to income as incurred and significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

3.  Valuation of Long-Lived Assets

The Company reviews the recoverability of long-lived assets, including equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable.  The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset from the expected

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

3.  Valuation of Long-Lived Assets - continued

future pre-tax cash flows (undiscounted and without interest charges) of the related operations.  If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.  The Company’s primary measure of fair value is based on discounted cash flows.  The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

The Company amortizes the costs of other intangibles (excluding goodwill) over their contractual life or estimated useful lives unless such lives are deemed indefinite.  Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values.  Intangible assets with indefinite lives, such as goodwill, are tested for impairment, at least annually, and written down to fair value as required.

4.  Stock Based Compensation

On January 1, 2006,  the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.  Prior to July 1, 2006, we accounted for our stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations, and would typically recognize no compensation expense for stock option grants if options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

We adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts.  Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption.  In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period.  We calculate the fair value of options using a Black-Scholes option pricing model.  We do not currently have any outstanding options subject to future vesting.  SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow.  In addition, SFAS

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

4.  Stock Based Compensation – continued

123(R) requires a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share.  For companies that adopt SFAS123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

5.  Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes.  These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS NO. 109, “Accounting for Income Taxes,” or SFAS 109.  Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse.  SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur.  Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL carryforwards.  Management has determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially the Company’s entire net deferred tax asset.  Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance.  If Management’s assessment of the deferred tax assets or the corresponding valuation allowance were to change, the Company would record the related adjustment to income during the period in which we make the determination.  The Company’s tax rate may also vary based on its results and the mix of income or loss in domestic and foreign tax jurisdictions in which it operates.

In addition, the calculation of the Company’s tax liabilities involves dealing with the uncertainties in the application of complex tax regulations.  The Company recognizes liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due.  If Management ultimately determines that payment of these amounts is unnecessary, the Company will reverse the liability and recognize a tax benefit during the period in which Management determines that the liability is no longer necessary.  The Company will record an additional charge in its

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

5.  Income Taxes – continued

provision for taxes in the period in which Management determines that the recorded tax liability is less than they expect the ultimate assessment to be.

6.   Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments.  Financial instruments that potentially subject the Company to concentrations of market/credit risk consist principally of cash and cash equivalents and trade account receivables.  The Company places cash and cash equivalents with high credit quality financial institutions, which at times, may exceed federally insured limits.  The Company has not experienced any losses in such accounts.  The Company does not have financial instruments with off-balance sheet risk.

7.   Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock

The Company accounts for obligations and instruments potentially to be settled in the Company’s stock in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In a Company’s Own Stock. This issue addresses the initial balance sheet classification and measurement of contracts that are indexed to, and potentially settled in, the Company’s own stock.

Under EITF Issue No. 00-19 contracts are initially classified as equity or as either assets or liabilities, in the following situations:

Equity

•	Contracts that require physical settlement or net-share settlement; and
•
Contracts that give the company a choice of net-cash settlement or settlementin its own shares (physical settlement or net-share settlement), assuming that allthe criteria for equity classification have been met.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

7.   Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock - continued:

Assets or Liabilities

•	Contracts that require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside the control of the company); and
•	Contracts that give the counter-party a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).

All contracts are initially measured at fair value and subsequently accounted for based on the current classification. Contracts initially classified as equity do not recognize subsequent changes in fair value as long as the contracts continue to be classified as equity. For contracts classified as assets or liabilities, the Company reports changes in fair value in earnings and discloses these changes in the financial statements as long as the contracts remain classified as assets or liabilities. If contracts classified as assets or liabilities are ultimately settled in shares, any previously reported gains or losses on those contracts continue to be included in earnings. The classification of a contract is reassessed at each balance sheet date.

In accordance with EITF Issue No. 00-19, a transaction which includes a potential for net-cash settlement, including liquidated damages, requires that derivative financial instruments, including warrants and additional investment rights, initially be recorded at fair value as an asset or liability and subsequent changes in fair value be reflected in the statement of operations. The recorded value of the liability for such derivatives can fluctuate significantly based on fluctuations in the market value of the underlying common stock of the issuer of the derivative instruments, as well as in the volatility of the stock price during the term used for observation and the remaining term.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

7.   Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock - continued:

Warrant Derivative Liabilities

The Company accounts for warrants issued in connection with financing arrangements in accordance with EITF Issue No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Pursuant to EITF Issue No. 00-19, an evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required be classified as a derivative liability. The fair value of warrants classified as derivative liabilities is adjusted for changes in fair value at each reporting period, and the corresponding non-cash gain or loss is recorded in current period earnings.

The impact of other related, recently issued, pronouncements are summarized as follows:

EITF Issue 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share.”  The EITF reached a consensus that contingently convertible instruments, such as contingently convertible debt, contingently convertible preferred stock, and other such securities should be included in diluted earnings per share (if dilutive) regardless of whether the market price trigger has been met. The consensus became effective for reporting periods ending after December 15, 2004. The adoption of this pronouncement does not currently have an effect on the Company’s financial statements because the inclusion of common stock equivalents in earnings per share is anti-dilutive.

In September 2005, the FASB ratified the Emerging Issues Task Force’s (“EITF”) Issue No. 05-7, “Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues,” which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF’s Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated as recorded in the

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

7.   Accounting For Obligations And Instruments Potentially To Be Settled In The Company’s Own Stock - continued:

shareholder’s equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.”  The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

In September 2005, the FASB also ratified the EITF’s Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature,” which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholders’ equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, “Accounting for Income Taxes.”  We currently carry an allowance for all deferred taxes and, therefore we do not believe the adoption of this pronouncement will have any impact on our financial statements.

8. Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

           9.   Cash Flows

For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

10.  Earnings Per Common Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share assume that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by the Company with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive. All share and per share amounts including all common stock equivalents (stock options, other equity incentive awards, equity compensation plans etc.) have been retroactively adjusted, for all periods presented to reflect the reverse stock split.

11.  Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. It also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards required (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We are currently evaluating the effect that the adoption of SFAS 157 will have on our results of operations and financial condition and are not yet in a position to determine such effects.

 In September 2006, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (“SAB 108”).  SAB 108 establishes an approach that requires quantification of financial statements misstatements based on the effect of the misstatements on each of the Company’s consolidated financial statements and the related financial statement disclosures.  SAB 108 is effective for the year ending June 30, 2007.  The adoption of this statement did not have an impact on our financial position or results of operations.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

11.  Recent Accounting Pronouncements – continued

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertain tax positions.  This Interpretation allows the tax effects from an uncertain tax position to be recognized in the Company’s financial statements if the position is more likely than not to be sustained upon audit, based on the technical merits of the position.  FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.  FIN 48 is effective for fiscal years beginning after December 15, 2006.  We do not expect the adoption of FIN 48 to have a material impact on our financial statements.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2007 and 2006 consisted of the following:
	2007		2006

Computer software licenses	$	----	$130,000

		----	130,000

less accumulated depreciation and amortization		----	(26,000)

	$	----	$104,000

Prior to writing off the computer software licenses the Company amortized its intangible assets over a period of twenty years using the straight line method based upon the contract period for the software license agreement.  Amortization expense for the year ended June 30, 2006 was $6,500.

As part of our plan for quasi reorganization, we evaluated the recoverability of our internet gaming software licenses prior to the required annual assessment date due to a change in the underlying laws and regulations restricting or eliminating our ability to commercially exploit the licenses.  We have determined the future cash flows did not exceed the carrying value and, therefore, recognized an impairment charge of $104,000 at June 30, 2007.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE C - STOCKHOLDERS EQUITY

Common Stock

The Company’s single class common stock had authorized shares of 50,000,000 and 100,000,000 at June 30, 2007 and June 30, 2006, respectively, with a par value of $.001.

Effective October 13, 2006, the Company’s board of directors approved a plan of “quasi reorganization” that included the abandonment of its previous business plan of providing internet gaming software, restructuring the Company’s capital structure by a reverse stock split of the Company’s common shares on a basis of 1 share for each 50 shares, and the reduction of the Company’s authorized common stock shares from 100,000,000 to 50,000,000.  As discussed in note D below, the Company’s restructuring plan was completed on May 1, 2007.

The Company’s common stock activity for the fiscal years ended June 30, 2006 and 2007, after providing for the effect of the reverse stock split, were as follows:

On August 1, 2005, the Company issued 7,932 shares of common stock at $1.25 per share in exchange for marketing services.

On August 11, 2005, the Company issued 20,000 shares of common stock at $1.25 per share in exchange for computer consulting services.

On May 1, 2007, the Company’s Board of Directors approved a 1-for-50 reverse split of its common stock, following approval by the Company’s stockholders. The reverse stock split was effective on May 1, 2007. As a result, the Company’s issued and outstanding common stock was reduced from approximately 65 million to approximately 1.3 million shares. Fractional shares resulting from the split were rounded up to the next whole number. The par value of the common stock was not affected by the reverse stock split and remained at $0.001 per share. Consequently, the aggregate par value of the issued common stock was reduced by reclassifying the par value amount of the eliminated shares of common stock to “Additional paid-in capital” in the Company’s Balance Sheets. All shares and per share amounts including all common stock equivalents (stock options, other equity incentive awards, equity compensation plans etc.) have been retroactively adjusted, for all periods presented to reflect the reverse stock split.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
June 30, 2007 and 2006

NOTE D – QUASI REORGANIZATION

On October 13, 2006, the Company approved and authorized a plan of quasi reorganization and restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company’s balance sheet.  As of May 1, 2007, the Company concluded its period of reorganization after reaching a settlement agreement with all of its significant creditors.  The Company, as approved by its Board of Directors, elected to state its June 30, 2007, balance sheet as a “quasi reorganization”, pursuant to ARB 43.  These rules require the revaluation of all assets and liabilities to their current values through a current charge to earnings and the elimination of any deficit in retained earnings by charging paid-in capital.  From May 1, 2007 forward, the Company has recorded net income (and net losses) to retained earnings and (accumulated deficit).

NOTE E – RELATED PARTY TRANSACTIONS

At June 30, 2006, the Company owed $5,467 to an officer of the Company.  As part of the Company’s plan for a quasi reorganization, the accounts payable due to this officer was forgiven without consideration.  Accordingly, the Company reclassified the $5,382 then existing balance of this obligation to additional paid in capital on April 30, 2007.

INDEX TO UNAUDITED FINANCIAL STATEMENTS
SILVER STAR CAPITAL HOLDINGS, INC.
September 30, 2007

Balance Sheet
Statement of Operations
Statement of Stockholders' Equity
Statement of Cash Flows
Notes to Financial Statements

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
BALANCE SHEET

	September 30,	June 30,
	2007	2007
	(Unaudited)	(Audited)

ASSETS

Current Assets
Cash	$665	$665
Total Current Assets	665	665

Property and Equipment	------	------

Total Assets	$665	$665

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
Accounts Payable	$8,705	$475

Total current liabilities	8,705	475

Stockholders' Equity (Deficit)

Common Stock, $.001 per share
par value, 50,000,000 shares authorized,
11,298,982 shares issued and outstanding at
September 30, 2007 and 1,298,982 issued and
outstanding at June 30, 2007	11,299	1,299

Additional Paid in Capital	------	------

Accumulated Deficit
(Since quasi reorganization May 1, 2007)	(19,339)	(1,109)

Total Stockholders' Equity (Deficit)	(8,040)	190

Total Liabilities and Stockholders' Equity (Deficit)	$665	$665

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
STATEMENT OF OPERATIONS

		Three Months Ended
		June 30,
		(Unaudited)	(Unaudited)
		2007	2006

Net Revenues		$-	$-

Operating Expenses
General and Administrative		3,825	-
Interest Expense		-	-
Advertising and Promotion		-	-
Research and Development		-	-
Professional Fees		14,405	-

Total Expenses		18,230	-

Net Income/(Loss)		$(18,230)	$-

Basic and Diluted
(Loss) per Share	a	$(0.00)	$-

Weighted Average
Number of Shares		9,559,852	1,298,966

a = Less than ($0.01) per share

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From July 1, 2007 To September 30, 2007
		(Unaudited)
						Deficit
						Accumulated
		Price				(Since quasi	Total
	Issue	Per	Common Stock		Paid in	reorganization	Equity
	Date	Share	Shares	Amount	Capital	May 1, 2007)	(Deficit)
Balance at July 1, 2007			1,298,982	$1,299	$-	$(1,109)	$190

Common shares issued for services	27-Jul-07	$0.001	12,000,000	12,000	-	-	12,000

Common shares issued above for services cancelled by Company	20-Sep-07	0.001	(2,000,000)	(2,000)	-	-	(2,000)

Net (Loss)						(18,230)	(18,230)

Balance, September 30, 2007			11,298,982	$11,299	$-	$(19,339)	$(8,040)

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
STATEMENT OF CASH FLOWS

	Three Months Ended
	September 30,
	2007	2006
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities

Net Profit / (Loss)	$(18,230)	$-

Significant Non-Cash Transactions
Fair value of stock issued for
professional services	10,000	-
Increase (Decrease) in
Accounts Payable	8,230	-

Net Cash Provided (Used)
by Operating Activities	-	-

Net Increase In Cash	-	-

Cash, Beginning of Period	665	434

Cash, End of Period	$665	$434

Significant Non-Cash Transactions

1. During the period the Company issued 10,000,000 common shares at $.001 for professional services

The accompanying notes are an integral part of these statements.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

1.  Unaudited Financial Statements

These financial statements should be read in conjunction with the audited financial statements for the years ended June 30, 2007 and 2006, included in this registration statement.  Since certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to instructions to Form 10-QSB of regulation S-B as promulgated by the Securities and Exchange Commission, these financial statements specifically refer to the footnotes to the financial statements of the Company as of June 30, 2007 and 2006.  In the opinion of management, these unaudited interim financial statements reflect all adjustments and disclosures necessary for a fair statement of the financial position, results of operations, and cash flows of the Company for the interim period presented.  Such adjustments consisted only of those of a normal recurring nature.  Results of operations for the three months ended September 30, 2007, should not necessarily be taken as indicative of the results of operations that may be expected for the fiscal year ending June 30, 2008.

2.  Business and Organization

Silver Star Capital Holdings, Inc., formerly known as PokerBook Gaming Corporation (Silver Star or the Company), was incorporated on May 17, 2002, and formerly was organized to develop and distribute a portfolio of internet gaming software.  On October 13, 2006, the Company abandoned its internet software interests and reorganized itself into a hospitality company whose business plan includes the development and acquisition of businesses that own, operate, and develop unique concept hotels in exotic locations.

Operations of the Company through the date of these financial statements have been devoted primarily to product development, marketing, raising capital, and administrative activities.

3.  Property and Equipment

Property and equipment are recorded at cost. Depreciation, including amortization of leasehold improvements and software licenses, is provided using the straight line method.  For tax purposes, the Company uses the Modified Accelerated Cost Recovery System (MACRS).

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the Company's books and records, and any resulting gain or loss is recognized in income for the period.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  - continued

3.  Property and Equipment- continued

The cost of maintenance and repairs is charged to income as incurred and significant renewals and betterments are capitalized.  Deduction is made for retirements resulting from renewals or betterments.

4.  Valuation of Long-Lived Assets

The Company reviews the recoverability of long-lived assets, including equipment and intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable.  The assessment of possible impairment is based on the Company’s ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations.  If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value.  The Company’s primary measure of fair value is based on discounted cash flows.  The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

The Company amortizes the costs of other intangibles (excluding goodwill) over their contractual life or estimated useful lives unless such lives are deemed indefinite.  Amortizable intangible assets are tested for impairment based on undiscounted cash flows and, if impaired, written down to fair value based on either discounted cash flows or appraised values.  Intangible assets with indefinite lives, such as goodwill, are tested for impairment, at least annually, and written down to fair value as required.

5.  Stock Based Compensation

On January 1, 2006,  the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 123R, “Share-Based Payment” (“SFAS 123(R)”), which requires that companies measure and recognize compensation expense at an amount equal to the fair value of share-based payments granted under compensation arrangements.  Prior to July 1, 2006, we accounted for our stock-based compensation plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion 25, “Accounting for Stock Issued to Employees,” and related interpretations, and would typically recognize no compensation expense for stock option grants if options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

5.  Stock Based Compensation – continued

We adopted SFAS 123(R) using the “modified prospective” method, which results in no restatement of prior period amounts.  Under this method, the provisions of SFAS 123(R) apply to all awards granted or modified after the date of adoption.  In addition, compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption on a straight-line basis over the remaining vesting period.  We calculate the fair value of options using a Black-Scholes option pricing model.  We do not currently have any outstanding options subject to future vesting.  SFAS 123(R) also requires the benefits of tax deductions in excess of recognized compensation expense to be reported in the Statement of Cash Flows as a financing cash inflow rather than an operating cash inflow.  In addition, SFAS 123(R) requires a modification to the Company’s calculation of the dilutive effect of stock option awards on earnings per share.  For companies that adopt SFAS123(R) using the “modified prospective” method, disclosure of pro forma information for periods prior to adoption must continue to be made.

6.  Income Taxes

The Company must make certain estimates and judgments in determining income tax expense for financial statement purposes.  These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

Deferred income taxes are recorded in accordance with SFAS NO. 109, “Accounting for Income Taxes,” or SFAS 109.  Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse.  SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur.  Realization of our net deferred tax assets is dependent upon our generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL carryforwards.  Management has determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially the Company’s entire net deferred tax asset.  Management will continue to evaluate the realizability of the deferred tax asset and its related valuation allowance.  If Management’s assessment of the deferred tax assets or the corresponding valuation allowance were to change, the Company would record the related adjustment to income during the period in

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

6.  Income Taxes – continued

which we make the determination.  The Company’s tax rate may also vary based on its results and the mix of income or loss in domestic and foreign tax jurisdictions in which it operates.

In addition, the calculation of the Company’s tax liabilities involves dealing with the uncertainties in the application of complex tax regulations.  The Company recognizes liabilities for anticipated tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and to the extent to which, additional taxes will be due.  If Management ultimately determines that payment of these amounts is unnecessary, the Company will reverse the liability and recognize a tax benefit during the period in which Management determines that the liability is no longer necessary.  The Company will record an additional charge in its provision for taxes in the period in which Management determines that the recorded tax liability is less than they expect the ultimate assessment to be.

7.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

8.  Cash Flows

For purposes of cash flows, the Company considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
September 30, 2007

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

9.  Earnings Per Common Share

Basic earnings per share is computed by dividing income available to common shareholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) for the period. Diluted earnings per share assume that any dilutive convertible securities outstanding were converted, with related preferred stock dividend requirements and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options for which market price exceeds the exercise price, less shares which could have been purchased by the Company with the related proceeds. In periods of losses, diluted loss per share is computed on the same basis as basic loss per share as the inclusion of any other potential shares outstanding would be anti-dilutive. All share and per share amounts including all common stock equivalents (stock options, other equity incentive awards, equity compensation plans etc.) have been retroactively adjusted, for all periods presented to reflect the reverse stock split.

NOTE B - STOCKHOLDERS EQUITY

Common Stock

The Company’s single class common stock had authorized shares of 50,000,000 at September 30, 2007, with a par value of $.001.

On July 27, 2007, the Company issued 12,000,000 shares of common stock at $.001 (par value and estimated fair value) in exchange for professional services.

On September 20, 2007, the Company cancelled 2,000,000 of the shares issued on July 27, 2007, to an individual, following his departure from the Company.  These shares were cancelled at $.001 (the issuance price which approximated estimated fair value).

At September 30, 2007, the Company had 11,298,982 shares of its common stock issued and outstanding.

Silver Star Capital Holdings, Inc.
formerly PokerBook Gaming Corporation
NOTES TO FINANCIAL STATEMENTS
September 30, 2007

NOTE C – QUASI REORGANIZATION

On October 13, 2006, the Company approved and authorized a plan of quasi reorganization and restatement of accounts to eliminate the accumulated deficit and related capital accounts on the Company’s balance sheet.  As of May 1, 2007, the Company concluded its period of reorganization after reaching a settlement agreement with all of its significant creditors.  The Company, as approved by its Board of Directors, elected to state its June 30, 2007, balance sheet as a “quasi reorganization”, pursuant to ARB 43.  These rules require the revaluation of all assets and liabilities to their current values through a current charge to earnings and the elimination of any deficit in retained earnings by charging paid-in capital.  From May 1, 2007 forward, the Company has recorded net income (and net losses) to retained earnings and (accumulated deficit).